    As filed with the Securities and Exchange Commission on January 10, 2005

                                                           REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ------------
                           FIRST ALBANY COMPANIES INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 NEW YORK                                  22-2655804
    (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER IDENTIFICATION
    INCORPORATION OR ORGANIZATION)                           NUMBER)

                                  677 BROADWAY
                           ALBANY, NEW YORK 12207-2990
                                 (518) 447-8500
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                           FIRST ALBANY COMPANIES INC.
                       2005 DEFERRED COMPENSATION PLAN FOR
               PROFESSIONAL AND OTHER HIGHLY COMPENSATED EMPLOYEES

                            (FULL TITLE OF THE PLANS)

                              STEPHEN P. WINK, ESQ.
                         SECRETARY AND GENERAL COUNSEL
                           FIRST ALBANY COMPANIES INC.
                                  677 BROADWAY
                           ALBANY, NEW YORK 12207-2990
                                 (518) 447-8500

           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                           COPY OF COMMUNICATIONS TO:

                              ARTHUR H. KOHN, ESQ.
                     CLEARY, GOTTLIEB, STEEN & HAMILTON LLP
                                ONE LIBERTY PLAZA
                            NEW YORK, NEW YORK 10006
                                 (212) 225-2000

                                   ----------

                         CALCULATION OF REGISTRATION FEE

                                                       PROPOSED MAXIMUM   PROPOSED MAXIMUM
         TITLE OF SECURITIES           AMOUNT TO BE   OFFERING PRICE PER  AGGREGATE OFFERING     AMOUNT OF
          TO BE REGISTERED              REGISTERED          SHARE               PRICE         REGISTRATION FEE
         -------------------            ----------          -----               -----         ----------------
Deferred Compensation Obligations (1)  $9,000,000.00         100%          $9,000,000.00 (2)     $1,059.30

(1) The Deferred Compensation Obligations are unsecured obligations of First Albany Companies Inc. to pay deferred compensation in the future in accordance with the terms of the First Albany Companies Inc. 2005 Deferred Compensation Plan For Professional and Other Highly Compensated Employees.

(2)   Estimated solely for purposes of determining the registration fee.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents which have been filed by First Albany Companies Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein and made a part hereof:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, filed with the Commission on March 12, 2004;

      (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2003; and

      (c) The description of the Registrant's shares of Common Stock (the "Shares") contained in the Registrant's Registration Statement on Form 8A, filed with the Commission pursuant to Section 12 of the Exchange Act on January 14, 1986, and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such reports or other documents.

      Any statements contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article 6.07 of the Registrant's By-Laws permits the indemnification of officers and directors under certain circumstances to the full extent that such indemnification may be permitted by law.

      Such rights of indemnification are in addition to, and not in limitation of, any rights to indemnification to which any officer or director of the Registrant is entitled under the Business Corporation Law of the State of New York (Sections 721 through 726), which provides for indemnification by a corporation of its officers and directors under certain circumstances as stated in the Business Corporation Law and subject to specified limitations set forth in the Business Corporation Law. The Registrant has also purchased director and officer liability insurance.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8. EXHIBITS.

      Exhibits. See the Exhibit Index immediately following the signature page hereto.

ITEM 9.  UNDERTAKINGS.

      (1) The Registrant hereby undertakes:

            (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (2) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany and the State of New York on the 10th day of January, 2005.

                           FIRST ALBANY COMPANIES INC.

                               By
                                      /s/ Alan P. Goldberg
                                   ---------------------------------------------
                                    Name: Alan P. Goldberg
                                    Title: President and Chief Executive Officer

                                POWER OF ATTORNEY

      Know all men by these presents, that each officer or director of First Albany Companies Inc. whose signature appears below constitutes and appoints Alan P. Goldberg and Steven R. Jenkins, and each of them acting singly, as his or her true and lawful attorney-in-fact and agent, with full and several power of substitution, to sign for him and in his name, place and stead in any and all capacities indicated below, the Registration Statement on Form S-8 to be filed herewith and any and all pre-effective and post-effective amendments and supplements to the said Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by each of the following persons in the capacities and on the dates indicated.

               Signature                                     Title                               Date
               ---------                                     -----                               ----
          /s/ Alan P. Goldberg                                                              January 10, 2005
-----------------------------------------
            Alan P. Goldberg                  Director, President and Chief Executive
                                               Officer (Principal Executive Officer)

         /s/ Steven R. Jenkins                                                              January 10, 2005
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           Steven R. Jenkins                    Chief Financial Officer (Principal
                                            Financial Officer and Principal Accounting
                                                            Officer)

         /s/ George C. McNamee                                                              January 10, 2005
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           George C. McNamee                               Director

          /s/ Carl P. Carlucci                                                              January 10, 2005
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            Carl P. Carlucci                               Director

       /s/ Walter W. Fiederowicz                                                            January 10, 2005
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         Walter W. Fiederowicz                             Director

     /s/ Nicholas A. Gravante, Jr.                                                          January 10, 2005
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       Nicholas A. Gravante, Jr.                           Director

        /s/ Hugh A. Johnson, Jr.                                                            January 10, 2005
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          Hugh A. Johnson, Jr.                             Director

            /s/ Dale Kutnick                                                                January 10, 2005
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              Dale Kutnick                                 Director

          /s/ Arthur T. Murphy                                                              January 10, 2005
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            Arthur T. Murphy                               Director

         /s/ Shannon P. O'Brien                                                             January 10, 2005
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           Shannon P. O'Brien                              Director

           /s/ Arthur J. Roth                                                               January 10, 2005
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             Arthur J. Roth                                Director

                             EXHIBIT INDEX

  Exhibit
    No.                      Description                                          Method of Filing
    ---                      -----------                                          -----------------
4(a)          Certificate of Incorporation of First Albany           Incorporated by reference to Exhibit No. 3.1
              Companies Inc.                                         to Registration Statement No. 33-1353.

4(b)          Amendment to Certificate of Incorporation of           Incorporated by reference to Exhibit No. (3)
              First Albany Companies Inc.                            (i) to Form 10-Q for the quarter ended June
                                                                     26, 1998.

4(c)          Amendment to Certificate of Incorporation of           Incorporated by reference to Appendix B to
              First Albany Companies Inc.                            Proxy Statement on Schedule 14A dated May
                                                                     2, 2000.

4(d)          By laws of First Albany Companies Inc., as amended.    Incorporated by reference to Exhibit 3.2 to
                                                                     Form 10-K for the fiscal year ended
                                                                     December 31, 2002.

4(e)          Specimen Certificate of Common Stock, par value $.01   Incorporated by reference to Exhibit No. 4
              per share.                                             to Registration Statement No. 33-1353.


4(f)          First Albany Companies Inc. 2005 Deferred              Filed herewith.
              Compensation Plan For Professional and Other
              Highly Compensated Employees.

5             Opinion of the Company's General Counsel as to the     Filed herewith.
              legality of securities offered under the Plan.

23(a)         Consent of PricewaterhouseCoopers LLP.                 Filed herewith.

23(b)         Consent of the Company's General Counsel.              Contained in the opinion filed as Exhibit 5.

24            Power of Attorney.                                     Included on the signature page.